UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the Month of June 2019

Commission File Number: 001-38409

Mogo Inc.
(formerly known as Mogo Finance Technology Inc.)

2100-401 West Georgia St.

Vancouver, BC V6B 5A1

Canada

(Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover Form 20-F or Form 40-F. ☒ Form 20-F     ☐ Form 40-F

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7): ☐

On June 21, 2019, Mogo Finance Technology Inc. ("Mogo") and Difference Capital Financial Inc. ("Difference") completed the previously announced plan of arrangement under the Business Corporations Act (British Columbia) (the "Arrangement"), pursuant to which Mogo and Difference combined their businesses in accordance with an arrangement agreement (the "Arrangement Agreement") between Mogo and Difference dated April 14, 2019, as amended by an amending agreement dated May 13, 2019. Pursuant to the Arrangement, among other things, Mogo became a wholly-owned subsidiary of Difference and Difference subsequently changed its name to "Mogo Inc." (the "Combined Entity").

Under the terms of the Arrangement Agreement, the holders of common shares of Mogo (each, a "Mogo Share") received one common share of Difference (each, a "Difference Share") in exchange for each Mogo Share held by such Mogo shareholder (the "Exchange Ratio"). Further, all of Mogo's outstanding convertible securities became exercisable or convertible, as the case may be, for Difference Shares in accordance with the Exchange Ratio. Upon the completion of the Arrangement, former Mogo shareholders owned approximately 80% of the Combined Entity on a fully diluted basis. Further, Messrs. David Feller, Mogo's current Chairman and CEO, and Gregory Feller, Mogo’s President, CFO and a director, retain the same officer positions with the Combined Entity. The board of directors of the Combined Entity is comprised of five members, of which Messrs. David Feller, Gregory Feller and Minhas Mohamed represent Mogo's three nominees and Messrs. Michael Wekerle and Kees Van Winters represent Difference's two nominees.

The Arrangement was approved by the respective shareholders of Mogo and Difference on June 18, 2019, and the Supreme Court of British Columbia on June 19, 2019. The issuance of the Difference Shares pursuant to the Arrangement is exempt from registration with the U.S. Securities and Exchange Commission pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended.

Prior to the Arrangement, the Mogo Shares were registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and listed on the Nasdaq Capital Market under the symbol "MOGO." This report is being filed for the purpose of establishing the Combined Entity as the successor issuer pursuant to Rule 12g-3 under the Exchange Act. Pursuant to Rule 12g-3(a) under the Exchange Act, the common shares of the Combined Entity, as successor issuer to Mogo, are deemed registered under Section 12(b) of the Exchange Act. Further, the Combined Entity's common shares will continue to be listed on the Nasdaq Capital Market under the same symbol: "MOGO".

For a description of the share capital of the Combined Entity, reference is made to pages H-9 to H-12 of Appendix H - Information Concerning the Combined Entity Post-Arrangement to Mogo's Management Information Circular dated May 13, 2019, filed as Exhibit 99.2 to its Form 6-K filed on May 24, 2019, with the Commission and incorporated by reference herein.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mogo Inc.

Date: June 21, 2019	By:	/s/ Gregory Feller
	Name:	Gregory Feller
	Title:	President & Chief Financial Officer

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